UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 18, 2007
Alleghany Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-9371	51-0283071

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Times Square Tower, 17th Floor, New York, New York	10036

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 752-1356
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     At its December 18, 2007 meeting, the Board of Directors of Alleghany Corporation (the “Corporation”) approved and adopted an amendment to Section 6 of Article I of the Corporation’s By-laws (the “By-Laws”) to change the voting standard for the election of directors from a plurality to a majority voting standard for uncontested elections. Under the new majority voting standard, a nominee for director shall be elected to the Board of Directors of the Corporation (the “Board”) if the votes cast for such nominee exceed the votes against such nominee’s election; provided, however, that directors shall be elected by a plurality of the votes cast at any meeting of stockholders for which (i) the Secretary of the Corporation receives a notice that a stockholder has nominated a person for election to the Board in compliance with the advance notice requirements for stockholder nominees for director set forth in Article I, Section 9 of the By-Laws and (ii) such nomination has not been withdrawn by such stockholder on or prior to the day next preceding the date the Corporation first mails its notice of meeting for such meeting of stockholders. If directors are to be elected by a plurality of the votes cast, stockholders shall not be permitted to vote against a nominee.
     A copy of the Amended and Restated By-Laws is filed herewith as Exhibit 3.2 and incorporated herein by reference.
Item 8.01 Other Events.
     In connection with the By-Law amendment referred to in Item 5.03 of this Current Report on Form 8-K, the Board approved and adopted amendments to the Corporation’s Corporate Governance Guidelines (the “Guidelines”) to provide that a director nominee, as a condition of his or her nomination, shall deliver to the Board, c/o the Secretary of the Corporation, at the time of nomination, an irrevocable resignation effective upon the Board’s acceptance of such resignation, in the event that the director fails to receive the vote required by the Corporation’s By-Laws. In addition, under the Guidelines, in the event that a director nominee fails to receive the requisite vote, the Nominating and Governance Committee of the Board will evaluate such resignation in light of the best interests of the Corporation and make a recommendation to the Board. Under the Guidelines, in making its recommendation, the Nominating and Governance Committee of the Board may consider any factors it deems relevant, including the director’s qualifications, the director’s past and expected future contributions to the Corporation, the overall composition of the Board and whether accepting the tendered resignation would cause the Corporation to fail to meet any applicable rule or regulation (including New York Stock Exchange listing requirements and federal securities laws). The Board, by vote of independent directors other than the director whose resignation is being evaluated, will act on the tendered resignation, and publicly disclose its decision and rationale, within 90 days following certification of the stockholder vote.

Item 9.01 Financial Statements and Exhibits
(c) Exhibits
3.2	Amended and Restated By-Laws of the Corporation.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 20, 2007	ALLEGHANY CORPORATION
	By:	/s/ Roger B. Gorham
		Name:	Roger B. Gorham
		Title:	Senior Vice President (and chief financial officer)

Index to Exhibits

Exhibit Number	Exhibit Description

3.2	Amended and Restated By-Laws of the Corporation.